As filed with the Securities and Exchange Commission on April 11, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rent the Runway, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	80-0376379
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
10 Jay Street
Brooklyn, New York 11201
Telephone: (212) 524-6860
(Address of principal executive offices) (Zip code)

Rent the Runway, Inc. Amended and Restated 2021 Incentive Award Plan
(Full title of the plans)

Jennifer Y. Hyman, Co-Founder, Chief Executive Officer and Chair
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
Telephone: (212) 524-6860
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Marc D. Jaffe Jenna Cooper Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Cara Schembri Rent the Runway, Inc. 10 Jay Street Brooklyn, New York 11201 (212) 524-6860

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 503,413 shares of the Registrant’s Class A common stock that may become issuable pursuant to the Rent the Runway, Inc. Amended and Restated 2021 Incentive Award Plan (“2021 Plan”) and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File Nos. 333-260564,333-264295, and 333-271241), filed with the Securities and Exchange Commission, relating to the 2021 Plan, are incorporated herein by reference.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant, dated October 29, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40958) filed on October 29, 2021)

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated April 2, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40958) filed on April 2, 2024)

4.3
Amended and Restated Bylaws of the Registrant, dated October 29, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40958) filed on October 29, 2021)

5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Amended and Restated 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-260027), filed on October 18, 2021)
107.1*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 11, 2024.

RENT THE RUNWAY, INC.

Date: April 11, 2024	By:	/s/ Jennifer Y. Hyman
Jennifer Y. Hyman
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jennifer Y. Hyman and Siddharth Thacker, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jennifer Y. Hyman	Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2024
Jennifer Y. Hyman

/s/ Siddharth Thacker	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2024
Siddharth Thacker

/s/ Scott Friend	Lead Independent Director	April 11, 2024
Scott Friend

/s/ Jennifer Fleiss	Director	April 11, 2024
Jennifer Fleiss

/s/ Tim Bixby	Director	April 11, 2024
Tim Bixby

/s/ Melanie Harris	Director	April 11, 2024
Melanie Harris

/s/ Beth Kaplan	Director	April 11, 2024
Beth Kaplan

/s/ Emil Michael	Director	April 11, 2024
Emil Michael

/s/ Dan Nova	Director	April 11, 2024
Dan Nova

/s/ Gwyneth Paltrow	Director	April 11, 2024
Gwyneth Paltrow

/s/ Carley Roney	Director	April 11, 2024
Carley Roney

/s/ Mike Roth	Director	April 11, 2024
Mike Roth